Exhibit 10.1

Pacific Ethanol, Inc.

400 Capitol Mall, Suite 2060

Sacramento, CA 95814

August 21, 2012

Holders of the Company’s
Series B Preferred Stock

Identified on Schedule 1 hereto

Re:	Accrued Dividends

Gentlemen:

This letter agreement (the “Letter Agreement”) is provided with respect to certain rights of the undersigned holders (collectively, the “Holders”) of shares of Series B Cumulative Convertible Preferred Stock, $.001 par value per share (the “Series B Preferred Stock”), of Pacific Ethanol, Inc. (the “Company”) under the Company’s Certificate of Designations, Powers, Preferences, and Rights of the Series B Cumulative Convertible Preferred Stock (the “Series B Certificate of Designations”).

The Series B Certificate of Designations provides for the payment of quarterly cumulative dividends (“Cumulative Dividends”) with respect to the Series B Preferred Stock. From January 1, 2009, through December 31, 2011, the Company did not pay Cumulative Dividends to the Holders. Exhibit A attached sets forth the sum of accrued and unpaid dividends with respect to each Holder as of December 31, 2011 (collectively, the “Unpaid Dividends”).

Notwithstanding any previous agreement between the undersigned and the Company and subject to the terms and conditions set forth herein, each of the undersigned Holders desires to forbear from exercising rights, if any, held by such Holder with respect to the Unpaid Dividends.

In consideration of each Holder’s agreement to forbear from exercising its rights, the Company agrees to pay 10% of the Unpaid Dividends of each such Holder.

In consideration of the mutual covenants herein contained, and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Forbearance. Subject to the delivery of the Shares in accordance with Paragraph 3, each Holder agrees that until the earlier to occur of (i) January 1, 2014, or (ii) the occurrence of any Forbearance Default (as hereinafter defined) (the “Forbearance Period”), each Holder will forbear from exercising any and all of its respective rights and remedies against the Company with respect to any remaining Unpaid Dividends, including, but not limited to, demanding payment of any Unpaid Dividends and bringing any action or claim with respect to any Unpaid Dividends.

Holders of the Company’s Series B Preferred Stock

2. Tolling. The parties hereto stipulate, covenant, and agree that the running of any and all affirmative defenses of the Company based on (a) any statutes of limitation, (b) the doctrine of laches, or (c) any failure of the Holders to institute or commence litigation or other legal proceedings within some specified period, before a specified date, or before the happening of a specified event, applicable to all claims or causes of action that any Holder may be entitled to take or bring in order to enforce or otherwise arising out of or relating to their respective rights and remedies against the Company with respect to the Unpaid Dividends is, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

3. Payment of Dividend; Delivery of Shares. The Company shall pay to each Holder 10% of the Unpaid Dividends owed to each such Holder as of December 31, 2011 by issuing and delivering to each such Holder the number of shares (collectively, the “Shares”) of the Company’s common stock (the “Common Stock”) equal to the quotient obtained by dividing (a) the amount that is 10% of the Unpaid Dividends owed to such Holder as of December 31, 2011, by (b) $0.31 and set forth opposite each Holder’s name on the signature page below. The offering and issuance of the Shares (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3 (File No. 333-180731) (including the prospectus contained therein), filed by the Company with the Securities and Exchange Commission (the “Commission”), and (b) a prospectus supplement containing certain supplemental information regarding the terms of the Offering of the Shares, that will be filed with the Commission on the date hereof and delivered to each Holder (or may available to each Holder by the filing by the Company of an electronic version thereof with the Commission). On the day that is the third Trading Day after the date hereof, the Company shall deliver to each Holder that number of Shares set forth opposite such Holder’s name on the signature page hereto through the facilities of the Depository Trust Company’s DWAC system. For purposes hereof, the term “Trading Day” shall mean any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded.

4. Acknowledgment of Non-Payment; Non-Waiver. By executing this Letter Agreement, the Company acknowledges and agrees that, except as expressly provided herein, (a) the Holders’ rights under the Series B Certificate of Designations have not been waived by the Holders, and (b) no Holder has made and is not making any commitment, and there is no understanding, explicit or implicit, relating to, or affecting, any forbearance or any other matter beyond that set forth in this Letter Agreement.

5. Full Force and Effect. Except as otherwise provided herein, the Series B Certificate of Designations shall remain unchanged and in full force and effect. Except as expressly set forth above, nothing in this Letter Agreement shall be construed as a waiver of any rights of any of the parties to this Letter Agreement under the Series B Certificate of Designations.

6. Forbearance Default. As used herein, “Forbearance Default” means any of the following:

Holders of the Company’s Series B Preferred Stock

a. The Company fails to timely perform or observe any requirement of this Letter Agreement or the documents, instruments and agreements executed in connection herewith;

b. The Company fails to pay future Cumulative Dividends on a timely basis in accordance with the Series B Certificate of Designation;

c. The Company dissolves, liquidates, winds up, or otherwise ceases its on-going business operations; or

d. The Company (or any subsidiary): (i) makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors; (ii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of the Company, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) calendar days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iii) files a petition for relief under any Insolvency Law or an involuntary petition for relief is filed against such party under any Insolvency Law and such involuntary petition is not dismissed within sixty (60) calendar days after the filing thereof, or an order for relief naming such party is entered under any Insolvency Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (iv) fails to have discharged within a period of thirty (30) calendar days any attachment, sequestration or similar writ levied upon any property of such party in an amount exceeding $1,000,000; or (v) fails to pay within thirty (30) calendar days any final money judgment against such party in an amount exceeding $1,000,000. (For purposes hereof, “Insolvency Law” means Title 11 of the United States Code (or any successor law) or any similar applicable law providing for bankruptcy, insolvency, conservatorship, receivership or other similar debtor’s relief.)

7. Entire Agreement. This Letter Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

8. Amendments and Waivers; Severability. This Letter Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and each of the Holders. No action taken pursuant to this Letter Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Letter Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Holders of the Company’s Series B Preferred Stock

9. Governing Law. This Letter Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereunder which would specify the application of the law of another jurisdiction.

10. Counterparts. This Letter Agreement may be executed, including by facsimile signature, in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signatures Follow.]

Holders of the Company’s Series B Preferred Stock

In witness whereof, the parties have executed this Letter Agreement as of the first date set forth above.

PACIFIC ETHANOL, INC.

By:/s/ Neil M. Koehler
Neil M. Koehler, Chief Executive Officer

HOLDERS: NUMBER OF SHARES:

Lyles United, LLC By: /s/ William Lyles Name: William Lyles Title: V.P.	1,184,091
/s/ Frank P. Greinke. Frank P. Greinke, as Trustee under the Greinke Personal Living Trust	611,795
/s/ Robert W. Bollar Robert W. Bollar, as Trustee of the Bollar Living Trust	87,126
/s/ Mimi S. Taylor Mimi S. Taylor	87,126
/s/ Neil M. Koehler Neil M. Koehler	338,709
[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Holders of the Company’s Series B Preferred Stock

/s/ Bill Jones Bill Jones	16,935
/s/ Paul P. Koehler Paul P. Koehler	16,935
/s/ Thomas D. Koehler Thomas D. Koehler	16,935

Schedule 1

Holders of Series B Preferred Stock

William M. Lyles IV

Lyles United, LLC

1210 West Olive Avenue

Fresno, CA 93728

Frank P. Greinke, Trustee, Greinke Personal Living Trust

P.O. Box 4159

1800 W. Katella, Ste. 400

Orange, CA 92863

Robert W. Bollar, Trustee, Bollar Living Trust

P.O. Box 4159

1800 W. Katella, Ste. 400

Orange, CA 92863

Mimi S. Taylor

P.O. Box 4159

1800 W. Katella, Ste. 400

Orange, CA 92863

Neil M. Koehler

c/o Pacific Ethanol, Inc.

400 Capitol Mall, Suite 2060

Sacramento, CA 95814

William L. Jones

c/o Pacific Ethanol, Inc.

400 Capitol Mall, Suite 2060

Sacramento, CA 95814

Paul P. Koehler

c/o Pacific Ethanol, Inc.

400 Capitol Mall, Suite 2060

Sacramento, CA 95814

Thomas D. Koehler

c/o Pacific Ethanol, Inc.

400 Capitol Mall, Suite 2060

Sacramento, CA 95814

Exhibit A

Unpaid Dividends

Lyles United	$3,670,683
Greinke Trust	1,896,563
Neil Koehler	1,049,999
Bill Jones	52,498
Paul Koehler	52,498
Tom Koehler	52,498
Bollar Trust	270,091
Mimi S. Taylor	270,091
TOTAL	$7,314,921